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                                                       EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Sportmart, Inc. registration statement on Form S-8 (No. 33-55330) of our report dated July 19, 1996 on our audits of the financial statements and supplemental schedule of the Sportmart, Inc. Incentive Savings Plan as of January 31, 1996 and January 29, 1995 and for year ended January 31, 1996, which report is included in this annual report on Form 11-K.

                                COOPERS & LYBRAND, L.L.P.


Chicago, Illinois
July 24, 1996



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